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                                                                     Exhibit 4.4


                        MARCH MOTORS INTERNATIONAL, INC.
                          Series C 1998 10% Bridge Note

Serial No. _________                                       Dated: _______,1998

Principal Amount: $____________

            MARCH   MOTORS   INTERNATIONAL,   INC.,   a  Minnesota   corporation
(hereinafter "Maker"), for value received, hereby promises to pay to the order of at the address designated below, or to any registered transferee (hereinafter "Noteholder), the principal sum of $_______________, on the earlier of (i) the date which is within five (5) days of receipt of funds by Maker of its Initial Public Offering (herein after referred to as an "IPO", defined as a registered offering raising net proceeds to Maker of at least $4,000,000, which the Maker intends to conduct but of which there is no assurance) proceeds, or (ii) the date which is nine (9) months after the above-stated issuance date of this Bridge Note, together with interest from the issuance date hereof until all principal hereof is paid at the rate of Ten Percent (10) simple per annum, in lawful money of the United States of America. Payment of all accrued interest shall be made at the same time as the payment of principal hereof.

         1. Description of Note. This note is a single bridge Note being issued to Noteholder to evidence certain outstanding debt owed to Noteholder incident to Noteholder's providing bridge and working capital financing to Maker, receipt of all of which is hereby acknowledged.

         2. Payment of Interest. Interest on this Bridge Note shall accrue from the date of issuance hereof and shall be due in full upon the maturity of the principal hereof.

         3. Acceleration of Maturity. In the event of any bankruptcy, liquidation, dissolution or other insolvency of Maker, then the Noteholder may declare the entire principal and accrued interest due and payable immediately without further notice, demand or presentment.
         4. Status of Note. This Bridge Note is unsecured in all respects, and this Note shall rank equally with all other unsecured debt of the Maker to the extent such other unsecured debt is not superior by its terms in right of payment to this Note, except that this Bridge Note shall be superior to any and all Series A 1998 10% Bridge Notes now or hereafter issued by Maker.

         5. Obligation of Maker. This Note shall constitute a binding obligation of the Maker until satisfied in full. No director, officer, employee or personal representative of Maker shall have any personal liability for any obligations of Maker hereunder or for an claim whatsoever based on this Note.
         6. Investment Intent of Noteholder. Noteholder hereof acknowledges and represents that Noteholder has acquired this Note for investment and without a view to any distribution, transfer or resale hereof within the meaning of the Securities Act of 1933; and that no transfer of this Note shall be valid unless made in compliance with appropriate securities laws restrictions set forth hereon.


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         7. Covenants of Maker. The Maker hereof agrees that for so long as this
Note, or any portion thereof, is outstanding, the Maker will:
         i.  Maintain  and  preserve  its  corporate  existence  and all rights, franchises, and other authority adequate for the conduct of its business; maintain its properties, equipment, facilities and intellectual property in good status, order and repair; and conduct its business in an orderly manner without voluntary interruption.
         ii. Maintain adequate insurance including public liability, property damage, fire and other hazards in respect to the property and business of Maker, with responsible insurance carriers.
         iii.  Pay  and  discharge,   before  becoming  delinquent,  all  taxes,
assessments, and governmental charges upon or against the Maker of its properties, and all its other material liabilities as they become due, except to the extent and so long as any of such taxes, assessments, charges, or other liabilities are being contested by Maker in good faith.
         v. Promptly notify Noteholder in writing of any event of default hereunder.
         vi. Maker will not make any substantial change in the character of its business.
         vii. Maker shall not make any loans or advances to any person or entity other than in the ordinary course of its business, nor shall the Maker guarantee the obligations of any other party unless it is a subsidiary of Maker, nor shall the Maker incur or assume any material mortgage, pledge, encumbrance or lien against the property of Maker unless for a valid business purpose.
         viii. Maker shall not liquidate, dissolve, merge, consolidate, or enter into a material business combination with another entity unless in the normal and ordinary course of business; nor shall Maker sell, lease, assign or transfer any substantial part of its business or fixed assets or material intellectual property; provided, however, that Maker shall have the authority to complete the acquisition of assets from Norton Motorcycles Limited.

         8. Event of Default. The following shall be a default on this Note:
         (a) The Maker shall fail to make any payment of interest or principal to the Noteholder when due under this Note, or
         (b) An event specified in paragraph 3 of this Note has occurred, or
         (c) Maker shall fail to perform and observe any of the covenants contained herein and such default shall remain uncured for 30 days after written notice thereof from Noteholder to Maker.
         9. Transfer. This Note may not be sold, pledged or otherwise transferred to any person Securities Act of 1933. Any transfer of this Bridge Note shall be made only by other than an "accredited investor" as such term is defined under Regulation D of the surrendering this Note duly endorsed to Maker for cancellation, together with written instructions to Maker that a replacement Note of like principal amount be issued to such qualified transferee(s).
         10. Remedy on Default. In the event of any default hereunder, the Noteholder hereof shall have the option to declare the principal amount hereof plus any accrued interest hereon to be immediately due and payable upon written notice by Noteholder to Maker without further notice, demand, presentment for payment, notice of intention to accelerate or acceleration. The Maker hereby guaranties payment of this Note and waives demand for payment, presentment for payment, notice of non-payment, protest, notice of protest, notice of dishonor, notice of acceleration of maturity, and any other such or similar notices. The Maker further agrees to pay all costs and expenses of collection, including reasonable attorney's fees, incurred by Noteholder in collecting any indebtedness on this Note.
         11. General. Noteholder shall not by any act, delay, omission or otherwise be deemed to have waived any of Noteholder's rights or remedies hereunder, and no waiver of any kind shall be valid unless in writing and signed by Noteholder. This Note has been executed in the State of Minnesota and shall be construed and governed by the laws of Minnesota. No modification or amendment of the terms of this Note shall be effective unless made in writing assigned by Maker and Noteholder. This Note shall be binding on Maker and any successors or assigns, provided Maker shall not assign its obligations under this Note without the required written consent of Note holder.
         12. Notices. All demands and notices to be given hereunder shall be delivered or mailed to Maker at 7667 Equitable Drive, Eden Prairie, Minnesota 55344 (or at such new substituted address notified to Noteholder by Maker); and in the case of Noteholder to the address written below (or at such new substituted address notified to Maker by Noteholder).

IN WITNESS WHEREOF, the Maker has caused this Bridge Note to be signed by its duly authorized officer as of the aforesaid date of issuance.

                                      MARCH MOTORS INTERNATIONAL, INC.


                                      By_______________________________________
                                        Joseph Novogratz, President

Restrictive Legend:

THIS NOTE HAS NOT BEEN REGISTERED UNDER EITHER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR ANY APPLICABLE BLUE SKY LAWS; AND ACCORDINGLY THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION UNDER THE ACT AND APPLICABLE BLUE SKY LAWS, OR SATISFYING THE CONDITIONS OF AN EXEMPTION FROM SUCH REGISTRATION TO THE REASONABLE SATISFACTION OF LEGAL COUNSEL OF THE MAKER.

Further Representation of Noteholder:

This Bridge Note is accompanied by a Stock Purchase Warrant of Maker, of a 3-year term, which grants Noteholder the right to purchase restricted common shares of Maker at $3/share up to the original principal amount of this Note. Noteholder hereby acknowledges and represents that any future exercises of such Warrant by Noteholder (or any qualified transferee of Noteholder) will be acquired for long-term investment with no intention at such time of exercise of reselling, transfering, distributing to the public, or otherwise disposing of such common shares; and Noteholder further represents and agrees that any common stock to be issued to

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Noteholder  incident to exercise of such  Warrant  shall be legended by Maker to evidence such restricted status under relevant securities laws and regulations.



                                             ________________________________
                                             Signature of Noteholder


                                             ________________________________
                                             Printed or typed name of Noteholder


                                             ________________________________
                                             Address of Noteholder


                                             ________________________________
                                             City     State          ZIP



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                        MARCH MOTORS INTERNATIONAL, INC.

No._____________      Warrant Certificate    Certificate for _________ Warrants

              THIS CERTIFIES THAT


              or registered assigns is the owner of the number of Warrants specified above, of which each one entitles the holder thereof to purchase one fully paid and nonassessable common share, subject to adjustment as provided herein, no par value, of March Motors International, Inc. a Minnesota corporation ("the Company") at any time after the date hereof at a exercise price of $3.00 per share.

                  Each such  Warrant may be exercised on nay business day before the Expiration Date which is 3 years after the date of this Warrant Certificate, and the holder hereof or any assigns, as the case may be, here by acknowledges that the restricted common stock to be issued underlying these Warrants shall constitute "restricted securities" as defined under the Securities Act of 1933. The Company is under no obligation to register common shares underlying these Warrants, and accordingly the holder hereof, or any assigns, recognizes that any common stock purchased incident to exercise of these Warrants will be purchased as a long-term investment with no view toward transfer, resale, disposition, or distribution to the public. Upon payment for any common shares incident to exercise of these Warrants, all of such shares shall be legally and validly issued and fully paid and nonassessable.

           The Warrants represented hereby are exercisable upon presentation and surrender of this Warrant Certificate, with the election to purchase duly executed by the holder hereof in writing, at the corporate office of the Company, and upon payment to the Company of the Warrant exercise price for the shares of common stock purchasable upon such exercise in US Dollars in cash or other immediately available funds, or upon surrender of obligations of the Company having an unpaid principal balance equal to such exercise price.
            These Warrants are exercisable at the election of the holder hereof or any assigns either in whole or in part anytime and from time to time up to the number of shares specified above. Such shares shall be deemed issued as of the date of surrender of the Warrant Certificate and receipt by the Company of the exercise price herein. In the event this Warrant Certificate is exercised in respect to less than all of such shares, a new Warrant Certificate or Certificates shall be issued on surrender hereof for the number of shares represented by Warrants which have not yet been exercised. The Company shall not be required to issue any fractional shares incident to any exercise of these Warrants; rather any exercise hereof shall be rounded off to the nearest whole common share of the Company.

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           These Warrants are issued to the  above-named  holder incident to the terms of a Bridge Note of the Company which is a single Note known as the Company's Series C 1998 10% Bridge Note.

           Prior to exercise of any Warrants represented hereby, the holder hereof shall not be entitled to any rights of a stockholder of the Company, including without limitation the right to vote or receive dividends or other distributions.
           The Purchase Price, the number of shares purchasable upon exercise hereof, and the number of Warrants outstanding anytime during the term hereof are subject to adjustment from time to time on the occurrence of any event such as declarations of stock dividends, stock splits (forward or reverse), reorganizations or mergers or other business combinations, reclassification of shares, consolidation, or any other such event, so the Holder of any Warrant exercised after such event or time shall be entitled to receive the number and price of shares which, if such Warrant had been exercised immediately prior to such event, such Holder would have owned. Such adjustment or adjustments shall be made successively whenever such event shall occur.
            This Warrant Certificate and these Warrants have not been registered under any securities laws and cannot be transferred or sold in public market transactions unless they have been registered under relevant federal and state securities laws, or they satisfy an appropriate exemption from such registration. This restriction on further transfer, sale or disposition of the common shares underlying these Warrants shall be affixed by standard restrictive legend on any certificates for common shares issued incident to exercise hereof.
            Prior to presentment for transfer of any of there Warrants to the Company or its transfer agent, as the case may be, the Company may deem and treat the registered holder hereof as the absolute owner hereof and of each Warrant for all purposes, and the Company shall not be affected by any notice to the contrary.
            This Warrant Certificate and each Warrant represented hereby shall be construed and governed by the laws of the State of Minnesota.
            EXECUTED duly by the Company on the day and year first stated herein.

                                        MARCH MOTORS INTERNATIONAL, INC.


                                        By______________________________________
                                          Joseph Novogratz, President

         --------------------------------------------------------------

                                 ASSIGNMENT FORM
      (To Be Executed By The Registered Holder Hereof To Transfer Warrants)

FOR VALUE RECEIVED, the undersigned hereby sells, transfers and assigns ______________ of the Warrants represented by this Certificate to
_______________ and does hereby irrevocably constitute and appoint ____________ Attorney to transfer this Warrant Certificate on the records of the Company with full power of substitution in the premises.

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                                    Signature(s)________________________________

                                                ________________________________

                                                ________________________________


Dated:__________________